Exhibit 2.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THE FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is made and entered into as of the 14th day of November 2022, by and among Bridgetown Mushrooms, LLC, an Oregon limited liability company (the “Seller”), GrowLife, Inc., a Delaware corporation (the “Purchaser”), and Trevor Huebert (the “Executive”). Seller, Purchaser, and Executive are sometimes hereinafter collectively referred to as the “Parties.”

RECITALS

Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of June 1, 2022 (the “Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain assets, properties, rights and interests relating to the Business (as defined in the Agreement) which assets, properties, rights and interests are more particularly described in the Agreement, on all of the terms and conditions set forth therein.

Seller and Purchaser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

A.         Defined Terms and Recitals. Except as otherwise defined, all capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement. Seller and Purchaser hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this First Amendment.

B.         Amendments to Agreement. The Parties agree that from and after the date of this First Amendment, the Agreement shall be amended as follows:

1.         The definition of “Closing Date” under Section 1.1 of the Agreement (Definitions) shall be amended as follows:

“Closing Date” means January 1, 2023 or such later date as mutually agreed upon by the Parties.”

2.         The definition of “Closing Cash Consideration” under Section 1.1 of the Agreement (Definitions) shall be deleted.

3.         The definition of “Escrow Agent” under Section 1.1 of the Agreement (Definitions) shall be deleted.

4.         The definition of “Escrow Agreement” under Section 1.1 of the Agreement (Definitions) shall be deleted.

5.         The definition of “Initial Deposit” under Section 1.1 of the Agreement (Definitions) shall be deleted.

6.         The following defined terms shall be added to the list set forth in Section 1.2 (Other Defined Terms, in alphabetical order as applicable:

Defined Term	Location
“Initial Deposit” ……………………………	2.5(a)
“Lender” ……………………………………	2.5(a)
“Prior Loan” ………………………………..	2.5(a)
“Promissory Note” …………………………	2.5(b)
“Second Deposit” …………………………..	2.5(a)
“Stock Consideration” ……………………..	2.5(c)
“Third Deposit” …………………………….	2.5(a)

7.         Section 2.5(a) of the Agreement (Purchase Price) shall be restated in entirety as follows:

“The purchase price (the “Purchase Price”) for the Assets shall be the following:

(i)	$157,000 in cash, of which (A) an installment of $50,000 (the “Initial Deposit”) has already been paid, (B) an installment of $50,000 (the “Second Deposit”) shall be paid no later than November 15, 2022, (C) an installment of $57,000 (the “Third Deposit”) shall be paid no later than December 15, 2022;

(ii)	$43,000 in the form of cancellation and forgiveness of the indebtedness owed to Purchaser by Seller under the Secured Promissory Note dated May 19, 2022 (the “Prior Loan”);

(iii)	$300,000 in the form of the promissory note attached hereto as Exhibit F (the “Promissory Note”), which shall be payable in 6 monthly installments of $50,000 commencing on January 31, 2023; and

(iv)	$340,000 in the form of shares of Purchaser Stock, as calculated using the Purchaser Stock Trading Price as of the Closing Date (the “Stock Consideration”), of which $240,000 in shares of Purchaser Stock shall be issued to Seller and $100,000 in shares of Purchaser Stock shall be issued to Lindsey Schwartz (“Lender”) on behalf of Seller in satisfaction of certain obligations of Seller to Lender.

2.         Section 2.8 of the Agreement (Escrow) shall be amended and restated as follows:

“Intentionally Deleted.”

8.         Section 2.9 of the Agreement (Closing) shall be amended and restated as follows:

“Closing. The Closing shall take place remotely via the exchange of documents and signatures on the Closing Date.”

9.         Section 2.10 of the Agreement (Closing Deliveries by Purchaser) shall be amended and restated as follows:

“At or prior to the Closing, Purchaser will deliver or cause to be delivered to Seller, Executive, or the Escrow Agent, as specified below:

(a)	to Seller, the Second Deposit no later than November 15, 2022;

(b)	to Seller, the Third Deposit no later than December 15, 2022;

(c)	to Seller, the Promissory Note;

(d)	to Seller, a duly executed cancellation and release for the Prior Loan;

(e)	to Seller, a stock certificate or other customary documentation to evidence ownership of the Stock Consideration;

(f)	to Executive, the Key Employee Agreement, duly executed by the Purchaser;

(g)	to Seller, a duly executed counterpart of the Bill of Sale; and

(h)	to Seller, a duly executed counterpart of the Investment Letter.”

10.       Section 2.11 of the Agreement (Closing Deliveries by Seller) shall be restated in entirety as follows:

“At or prior to the Closing, Seller or Executive, as applicable, will deliver or cause to be delivered to Purchaser:

(a)	a duly executed counterpart of the Key Employee Agreement;

(b)	a duly executed counterpart of the Bill of Sale;

(c)	a duly executed counterpart of the Investment Letter;

(d)	a duly executed counterpart of the Promissory Note;

(e)	the written consent, in a form reasonably acceptable to the Purchaser, of the third parties whose names are listed on Section 3.2(d) of the Seller Disclosure Schedule;

(f)	to the Closing Date, as to each Seller's good standing, existence, or similar status under the Laws of Oregon;

(g)	a certificate, validly executed by the managing member of Seller (“Seller Officer Certificate”), for and on Seller’s behalf, to the effect that as of the Closing, the conditions set forth in Section 7.1 have been satisfied; and

(h)	such further instruments and documents as may be required to be delivered by Seller pursuant to the terms of this Agreement or as may be reasonably requested by Purchaser in connection with the Closing of the transactions contemplated hereby or to complete the transfer of the Assets and the Business to Purchaser, including good, sufficient instruments of assignment with respect to the Intellectual Property being transferred by

Seller to Purchaser, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment necessary or appropriate to vest in Purchaser all right, title and interest in, to and under the Assets.”

11.       Section 10.6 of the Agreement (No Third Party Beneficiaries) shall be amended and restated as follows:

“No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) Lender, solely with respect to Section 2.5(c), and (ii) any Person entitled to indemnity under Article VIII.”

12.       Exhibit E to the Agreement (Escrow Agreement) shall be replaced with a new Exhibit E, which shall be the form of Promissory Note attached hereto as Exhibit E.

C.         No Further Modification. Except as set forth herein, the Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and this First Amendment, the terms of this First Amendment shall control.

D.         Governing Law. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

E.         Reaffirmation of Agreement. This First Amendment shall be deemed a part of the Agreement for all purposes, and the Agreement remains in full force and effect in accordance with its terms and as modified herein.

F.         Counterparts and Facsimile. This First Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. This First Amendment may be signed and transmitted electronically (including, without limitation, via DocuSign); the signature of any person on an electronically transmitted or electronically signed copy shall be considered an original signature; and the electronically signed and/or transmitted copy shall have the same binding effect as a manually signed and transmitted document.

G.         Successors and Assigns. This First Amendment, and the assumptions, releases and indemnities set forth herein, shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns and any future owners of the Property.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed as of the day and year first written above.

GROWLIFE, INC.

By:       /s/ Dave Dohrmann

Name: Dave Dohrmann

Title: President

BRIDGETOWN MUSHROOMS, LLC

By:       /s/ Trevor Huebert

Name: Trevor Huebert

Title: Managing Member

EXECUTIVE

/s/ Trevor Huebert

Trevor Huebert

EXHIBIT E

FORM OF PROMISSORY NOTE

(See attached)